Exhibit 99.1

Media Relations:	Investor Relations:
Constance Griffiths	Mitch Haws
(949) 231-4207	(949) 231-3223

Skyworks to Acquire the Infrastructure & Automotive Business

of Silicon Labs

•	Proven, Highly Profitable Business Model Aligned with Skyworks’ Strategy

•	Expected to be Immediately Accretive

•	Accelerates Revenue Diversification

•	Complementary Product Portfolio in Attractive End Markets

•	Combined Market Opportunity Approaching $20 Billion Annually

IRVINE, Calif. & AUSTIN, Texas, April 22, 2021 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today announced that it has entered into a definitive agreement with Silicon Laboratories Inc. (Nasdaq: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, under which Skyworks will acquire the Infrastructure & Automotive business of Silicon Labs in an all-cash asset transaction valued at $2.75 billion.

Over the past two decades, Silicon Labs has developed the Infrastructure & Automotive business into a leader in each of its target markets, providing best-in-class solutions to a highly diversified customer base. The acquisition encompasses the technology portfolios and related assets of Silicon Labs’ power/isolation, timing and broadcast product lines, which are highly complementary to Skyworks’ connectivity portfolio.

The acquisition will accelerate Skyworks’ expansion into the industry’s most important growth segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communication, data center, automotive, smart home and several other applications. Skyworks will be uniquely positioned to address a combined market opportunity approaching $20 billion annually.

Mark Thompson, senior vice president of Silicon Labs and general manager of the Infrastructure & Automotive business, will join Skyworks as part of the transaction, reporting directly to Liam K. Griffin, president and chief executive officer of Skyworks. In addition, approximately 350 employees, including the senior management team of the business, are expected to join Skyworks upon completion of the transaction.

“We are pleased to welcome the Infrastructure & Automotive team to Skyworks when this transaction is completed,” said Mr. Griffin. “This acquisition will broadly expand our capabilities across high-growth end markets including automotive, communications and industrial, creating new and highly compelling opportunities for Skyworks. By leveraging our global sales channels, operational scale and deep customer relationships, Skyworks is well positioned to drive above-market growth, while diversifying revenues, expanding margins and delivering strong returns in earnings and cash generation.”

“With our companies’ shared cultures of design excellence and customer collaboration, I am confident that the Infrastructure & Automotive team will continue their decades-long history of delivering industry-leading innovations,” said Silicon Labs CEO Tyson Tuttle. “Silicon Labs and Skyworks will partner to ensure a seamless transition for customers, suppliers and employees.”

Skyworks expects the transaction to be immediately accretive and to accelerate the path to Skyworks achieving its target financial model. The transaction, which is expected to close during the third calendar quarter of 2021, has been approved by the boards of directors of both companies and is subject to customary closing conditions, including regulatory approvals.

Skyworks expects to fund the transaction with a combination of cash on hand and committed debt financing arranged by J.P. Morgan.

Conference Call and Webcast

Skyworks will host a conference call with analysts today at 5 p.m. EDT. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (844) 583-4549 (domestic) or (825) 312-2257 (international), Conference ID: 8392854.

Playback of the conference call will begin at 9 p.m. EDT on Apr. 22, 2021, and end at 9 p.m. EDT on Apr. 28, 2021. The replay will be available on Skyworks’ website or by calling (800) 585-8367 (domestic) or (416) 621-4642 (international), Conference ID: 8392854.

About Skyworks

Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

About Silicon Labs

Silicon Labs is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Safe Harbor Statement

Any forward-looking statements contained in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information regarding the transaction between Skyworks and Silicon Labs, the expected timetable for completing the transaction, future financial and operating results, the benefits, synergies and accretion related to the transaction and any other statements by the management of Skyworks or Silicon Labs regarding future expectations, beliefs, goals, plans or prospects. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the outcome of any legal proceedings that could be instituted against Skyworks or Silicon Labs, or their respective boards of directors, related to the purchase agreement; the ability to satisfy the closing conditions of the transaction when anticipated or at all, including the receipt of all regulatory approvals related to the transaction, and the ability to close the transaction; the ability of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the purchase agreement; the ability of Skyworks to successfully integrate the assets acquired and employees transferred pursuant to the purchase agreement; the risk that Skyworks may not realize the anticipated benefits from the transactions contemplated by the purchase agreement; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; the cyclical nature of the semiconductor industry; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; Skyworks’ ability to obtain design wins from customers; technological and product development risks; enforcement and protection of intellectual property rights and related risks; risks related to the security of our information systems and secured networks; changes in laws, regulations and/or policies that could adversely affect Skyworks’ or Silicon Labs’ operations and financial results, the economy, customer demand for products, the financial markets or the effects of exchange rate fluctuations; risks of changes in U.S. or international tax rates or legislation; the effects of the global COVID-19 pandemic; the effects of local and national economic, credit and capital market conditions on the economy in general; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, those detailed in Skyworks’ Annual Report on Form 10-K for the year ended October 2, 2020 (and/or its most recent Quarterly Report on Form 10-Q), filed with the SEC and in Silicon Labs’ Annual Report on Form 10-K for the year ended January 2, 2021 (and/or its most recent Quarterly Report on Form 10-Q), filed with the SEC. Any forward-looking statements contained in this press release are made only as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Silicon Laboratories, Silicon Labs, the "S" symbol, the Silicon Laboratories logo and the Silicon Labs logo are trademarks of Silicon Laboratories Inc.